UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2016
SPECTRUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (702) 835-6300
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 24, 2016, a wholly-owned subsidiary of Spectrum Pharmaceuticals, Inc. (“Spectrum”), Allos Therapeutics Inc. (the “Company”), and Teva Pharmaceuticals USA, Inc. (“Teva”), entered into a settlement agreement to resolve their patent litigation relating to Folotyn® (pralatrexate injection).  As a result of the settlement, Teva will be permitted to market a generic version of Folotyn in the United States on December 1, 2022 or earlier under certain circumstances.  Details of the settlement are confidential, and the parties will submit the agreement to the Federal Trade Commission and the Department of Justice.  The parties will request that the court enter an order, in which it will dismiss the Company’s litigation against Teva.  The Company’s litigation against other generic filers continues.  This litigation is described in further detail in Part II, Item 1 of Spectrum’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016, filed with the U.S. Securities and Exchange Commission on May 6, 2016.

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectrum Pharmaceuticals, Inc.

Date: May 25, 2016	By:	/s/ Kurt A. Gustafson
Kurt A. Gustafson
Executive Vice President and Chief
Financial Officer